UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, each of Kevin P. Murphy and Brian Mulroney resigned as a member of the board of directors (the “Board”) of Acreage Holdings, Inc. (“Acreage” or the “Company”), effective as of August 4, 2023. Neither of the resignations was the result of a disagreement between the director and the Company on any matter relating to the Company’s operations, policies or practices. Effective August 4, 2023, the Board appointed Carl Nesbitt and Corey Sheahan, Acreage’s current Chief Financial Officer and Executive Vice President, General Counsel and Secretary, respectively, to the Board to fill the vacancies left by the resignations and neither shall serve on any committee of the Board. As non-independent directors and current executive officers of the Company, Messrs. Nesbitt and Sheahan will not receive any additional compensation for their service as directors.

Following these changes, the Board is composed of Dennis Curran, John Boehner, William C. Van Faasen, Carl Nesbitt and Corey Sheahan. The resignations reflect the Company’s desire to reconstitute the size and composition of the Board in anticipation of the Company’s proposed transaction with Canopy Growth Corporation and the related capital reorganization (as defined under the Company’s Floating Share Arrangement Arrangement). In connection with this initiative to reconsistute the Board, the Company is evaluating corporate governance actions that would reduce its number of required Board members to three.

There are no arrangements or understandings with any other person pursuant to which Messrs. Nesbitt and Sheahan have been elected as directors, and there are no family relationships between Messrs. Nesbitt and Sheahan and any director or executive officer of the Company. Additionally, there are no transactions between Messrs. Nesbitt and Sheahan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a result of the changes in Board composition, Dennis Curran has been appointed as the Chairman of the Board and to the Audit and Compensation and Corporate Governance Committees of the Board.

On August 4, 2023, the Company issued a news release relating to the changes to the composition of its Board, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Acreage Holdings, Inc., dated August 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Corey Sheahan
Corey Sheahan Executive Vice President, General Counsel and Secretary

Date: August 10, 2023